Exhibit 23.1


CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the incorporation by reference in the Registration Statements on Form S-8 pertaining to the 1996 Stock Incentive Plan (No.333-18601), the 1986 Stock Option Plan (No. 33-60101 and No. 33-52622) of HemaCare Corporation our report dated February 18, 2003, with respect to the consolidated financial statements of HemaCare Corporation included in the Annual Report (Form 10-K) for the year ended December 31, 2002.


                             ERNST & YOUNG LLP

Los Angeles, California
March 31, 2003